Exhibit 99.1

Equinox Fund Management,

LLC & Subsidiaries

Financial Report

December 31, 2010

Contents

Independent Auditor’s Report	1

Consolidated Statement of Financial Condition	2
Notes to Consolidated Statement of Financial Condition	3 - 11

Independent Auditor’s Report

To the Executive Committee

Equinox Fund Management, LLC and Subsidiaries

Denver, Colorado

We have audited the accompanying consolidated statement of financial condition of Equinox Fund Management, LLC and Subsidiaries (the Company) as of December 31, 2010. This consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the consolidated statement of financial condition referred to above presents fairly, in all material respects, the financial position of Equinox Fund Management, LLC and Subsidiaries as of December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Denver, Colorado

March 25, 2011

Equinox Fund Management, LLC and Subsidiaries

Consolidated Statement of Financial Condition

December 31, 2010

ASSETS

Cash and cash equivalents	$1,043,237
Investments in The Frontier Fund, at fair value	9,510,767
Other investments, at fair value	297,278
Due from affiliates	10,913,389
Other receivables	93,541
Property and equipment, net	757,139
Prepaids and other assets	512,189

Total assets	$23,127,540

LIABILITIES AND CAPITAL

LIABILITIES
Deferred service fee revenue	$667,255
Accounts payable	9,878,139
Accrued expenses	1,387,209
Due to affiliate	331,657

Total liabilities	12,264,260

COMMITMENTS AND CONTINGENCIES (Note 6)

MEMBERS’ CAPITAL (Note 5)
Class A Members (accumulated and undeclared distributions of $3,202,550)	1,857,300
Class B Members	2,603,146
Retained earnings	6,555,199

Total members’ capital	11,015,645

Non-controlling interest	(152,365)

Total capital	10,863,280

Total liabilities and capital	$23,127,540

See Notes to Consolidated Statement of Financial Condition.

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: Equinox Fund Management, LLC (the Company) was formed as a Delaware limited liability company on June 25, 2003, to organize and manage various funds, including The Frontier Fund (the Trust), a Delaware Statutory Trust, which consists of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series, Long Only Commodity Series, Frontier Long/Short Commodity Series, Managed Futures Index Series, Frontier Dynamic Series, Frontier Diversified Series, and Frontier Masters Series (collectively, the Series), the MutualHedge Frontier Legends Fund (MHFLF) and Equinox Commodity Strategy Fund, registered mutual funds and the Equinox Private Legends Fund, private investment funds.

The Company has three classes of capital investors, as defined in the Operating Agreement of the Company (the Agreement).

“Class A Member” shall mean that entity, as defined in the Agreement, which makes capital contributions to the Company to be invested by the Company directly in the Trust.

“Class B Member” shall mean that entity, as defined in the Agreement, which makes the start-up capital contributions to the Company. Profits and losses will be allocated to this member until start-up capital is recovered.

“Class C Member” shall mean that entity, as defined in the Agreement, issued Class C membership interests in exchange for services rendered.

As of December 31, 2010, the only active classes of capital investors are Class A and Class B.

Equinox Distributors, Inc. (EDI), wholly-owned subsidiary of the Company, commenced operations on January 1, 2008 to provide wholesaling support services to the Trust. As of May 11, 2008, EDI’s operations were transferred to an affiliated organization Bornhoft Group Securities Corporation (BGSC).

BGSC is a Colorado corporation formed on February 11, 1988. BGSC conducts business as a broker-dealer in securities. BGSC’s operations consist of marketing limited partnership interests in private commodity pool and investment partnerships for an entity affiliated with the Company. In addition, BGSC deals in mutual funds and insurance related products. The Company consolidates BGSC as a variable interest entity.

The Company consolidated BGSC (as a variable interest entity) for financial statement presentation effective May 7, 2009. BGSC is an affiliate under common ownership with the Company. A variable interest was created in BGSC during 2009 due to certain transactions with related parties. Financial information of BGSC as of December 31, 2010 consisted of the following:

Assets	$722,168
Liabilities	524,533
Members’ equity	197,635

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

BGSC operates under the provision of Paragraph (k)(1) of Rule 15c3-3 of the Securities Exchange Act of 1934 and, accordingly is exempt from the remaining provisions of that rule. Essentially, the requirements of Paragraph (k)(6) provide that the BGSC does not hold customer fund or securities or owe money or securities to customers.

A summary of the Company’s significant accounting policies is as follows:

Basis of presentation: The consolidated statements of financial condition of the Company included herein have been prepared in accordance with accounting principles generally accepted in the United States (GAAP).

Principles of consolidation: The accompanying consolidated statements of financial condition include the accounts of the Company, EDI and BGSC. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of estimates: The preparation of consolidated statements of financial condition in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated statements of financial condition. Actual results could differ from those estimates. Significant judgments and estimates include estimated useful lives of property and equipment and investment valuations.

Cash and cash equivalents: Cash and cash equivalents include highly liquid instruments with original maturities of three months or less at the date of acquisition.

Investment transactions and valuation: The Company accounts for its investments under the fair value method of accounting. Transactions are recorded on a trade date basis and the Company recognizes its pro rata share of the earnings or losses from each investment as of the end of each calendar month. Because the Company’s investments in the Frontier Fund and other investments publish a daily net asset value and the carrying value of the Company’s investments are adjusted accordingly, such investments are at fair value.

Property and equipment: Property and equipment includes furniture, fixtures, computer equipment, computer software and internally developed computer software. The Company capitalizes qualifying internally developed software costs, which are principally incurred during the application development stage. Property and equipment are recorded at cost and depreciated on straight-line method over useful lives ranging from five to seven years. Internally developed software in process is not depreciated until placed in production. The following outlines property and equipment as of December 31, 2010:

Property and equipment:
Furniture, fixtures and equipment	$116,865
Computer software and internally developed software	668,765
Internally developed software in process	81,130

866,760
Less: Accumulated depreciation	(109,621)

$757,139

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

When long-lived assets are retired or disposed, the costs and accumulated depreciation are eliminated and the resulting profit or loss is recognized in income. Maintenance and repair costs are charged to expense as incurred.

Impairment of long-lived assets: The Company reviews long-lived assets, consisting of property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability is determined based on future undiscounted cash flows from the use and ultimate disposition of the asset. Impairment loss is calculated as the difference between the carrying amount of the asset and its fair value. No impairment losses have been identified or recorded during the year ending December 31, 2010.

Income taxes: The Company’s income and losses are included in the income tax returns of its members. Accordingly, the financial statements contain no provision for payment or refund of federal or state income taxes.

Financial Accounting Standards Board (FASB) provides guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and liability in the current year. For the year ended December 31, 2010 management has determined that there are no material uncertain tax positions. The Company is not subject to examination by US federal and state tax authorities for tax years before 2007.

Fair value of financial instruments: Substantially all of the Company’s assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of investments in the Trust, other investments, receivables and prepaid expenses which are carried at contracted amounts that approximate fair value. Similarly, the Company’s liabilities consist of short term liabilities recorded at contracted amounts that approximate fair value.

Deferred service fee revenue: The Company receives each month an amount from the Trust equal to twelve months of service fees calculated upon new Class 1 investments in the Trust. The service fees are earned ratably over the year, and the unearned portion is recorded as deferred service fee revenue (see Note 4).

Concentrations of credit risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash and cash equivalents with high credit quality institutions to limit its credit exposure. Cash balances are insured by the Federal Deposit Insurance Company (FDIC) up to $250,000 per depositor. As of December 31, 2010, the Company had $856,036 in excess of federally insured limits.

The Company derives all of its revenue from related parties or affiliated entities (Note 4).

Subsequent events: The Company has evaluated subsequent events for potential recognition and/or disclosure through March 25, 2011, the date the consolidated statement of financial condition were available to be issued.

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

Recently Issued Accounting Pronouncements: In January 2010, the FASB issued an amendment to the guidance on determining fair value which requires new disclosures and reasons for significant transfers of financial assets and liabilities between Levels 1 and 2. This amendment also clarifies that fair value measurement disclosures are required for each class of financial assets and liabilities, and disclosures about inputs and valuation techniques are required for both Level 2 and Level 3 measurements. It further clarifies that the reconciliation of Level 3 measurements should separately present purchases, sales, issuances, and settlements instead of netting these changes. With respect to matters other than Level 3 measurements, the amendment was effective for periods beginning on or after December 15, 2009, and was adopted by the Company. The guidance related to Level 3 measurements is effective for periods beginning on or after December 15, 2010. As the Company does not hold any investments that utilize Level 3 measurements, management of the Company does not believe that this guidance will have a material impact of the statement of financial condition or cash flows.

Note 2.	Fair Value Measurements

The Company uses the following hierarchy in determining fair value measurements for applicable assets and liabilities.

Level 1 Inputs

Unadjusted quoted prices in active markets for identical financial assets that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs

Inputs other than quoted prices included in Level 1 that are observable for the financial asset, either directly or indirectly. These might include quoted prices for similar financial assets in active markets, quoted prices for identical or similar financial assets in markets that are not active, inputs other than quoted prices that are observable for the financial asset or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs

Unobservable inputs for determining the fair value of financial assets that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the financial asset.

The Company’s investments in the Trust are reported at fair value using Level 1 inputs based upon the published daily net asset value of the Trust’s separate Series. As of December 31, 2010, the Company’s other investments are reported at fair value using Level 1 inputs (Note 3). For the mutual fund investments, the Company uses published daily net asset values to determine fair value. For the investment in the private investment fund, the Company has the benefit of full look through to the assets underlying the positions of the fund and as such maintains this line item as the same Level 1 input as the underlying positions of the fund.

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

Note 3.	Investments

Investments in the Trust: The Company is required under its registration statement to maintain an investment in the Trust equal to or greater than 1% of the aggregate of the Trust’s Series’ capital. The Company’s investment is in unregistered capital units. The Company’s investment may be in only one Series, or divided into various Series in any proportion, at the Company’s discretion. The Company has agreed with several state regulatory authorities that it will also maintain a 1.0% interest in the capital of Long Only Commodity Series, Frontier Long/Short Commodity Series and Managed Futures Index Series, as well as the aggregate capital of Balanced Series Classes 1a and 2a. Investments in the Series of the Trust as of December 31, 2010 are presented below:

		Information of the Investee Series of The Frontier Fund
		as of and for the Year Ended December 31, 2010
Series	Investment Value as of December 31, 2010	Assets	Liabilities	Total Owners’ Capital	Non-Controlling Interest	Total Owner’s Capital net of Non-Controlling Interest	Equinox % of Ownership	Results of Operations

Balanced Series	$2,845,233	$431,829,735	$3,402,601	$428,427,134	$51,529,684	$376,897,450	0.75%	$41,691,751
Winton Series	230,781	61,570,878	851,441	60,719,437	—	60,719,437	0.38%	8,504,901
Campbell/Graham/Tiverton Series	136,528	71,057,049	827,721	70,229,328	—	70,229,328	0.19%	3,912,601
Currency Series	2,791	20,064,738	12,925,338	7,139,400	—	7,139,400	0.04%	169,751
Winton/Graham Series	61,691	64,282,827	1,092,031	63,190,796	5,680,358	57,510,438	0.11%	5,263,217
Long Only Commodity Series	51,212	4,207,081	13,850	4,193,231	—	4,193,231	1.22%	467,081
Frontier Long/Short Commodity Series	1,375,276	79,526,348	2,342,908	77,183,440	—	77,183,440	1.78%	11,915,293
Managed Futures Index Series	2,375,149	5,180,194	19,731	5,160,463	—	5,160,463	46.03%	304,074
Frontier Diversified Series	1,655,711	162,415,657	2,919,685	159,495,972	—	159,495,972	1.04%	11,449,890
Frontier Dynamic Series	51,242	30,128,892	28,495,970	1,632,922	—	1,632,922	3.14%	23,721
Frontier Masters Series	725,153	67,230,426	954,696	66,275,730	—	66,275,730	1.09%	6,019,860

	$9,510,767	$997,493,825	$53,845,972	$943,647,853	$57,210,042	$886,437,811	1.0729%	$89,722,140

The Company is the Trust’s Managing Owner, as defined in the Agreement. The Company does not consolidate the financial statements of the Trust, as its ownership is de minimus and it does not control the Trust. Additionally, the non-managing owners’ have the ability to remove the Company based upon a simple majority vote.

Other investments: Other investments consist of investments in mutual funds and a private investment fund. The following outlines other investments as of December 31, 2010:

Investment in MutualHedge Frontier Legends Fund	$104,791
Investment in Equinox Commodity Strategy Fund	100,000
Investment in Equinox Private Legends Fund	92,487

$297,278

Note 4.	Related Party Transactions

The Company invested or withdrew funds from the Series of the Trust during the year ending December 31, 2010, as presented below:

Investments/withdrawals:
Aggregate investments	$3,390,000
Aggregate withdrawals	2,210,000

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

Management fees: Each Series of the Trust, except Frontier Dynamic Series, pays to the Company a monthly management fee equal to a certain percentage of such Series’ notional value, calculated on a daily basis. The annual rate of the management fee is 0.5% for the Balanced Series, 0.75% for the Frontier Diversified Series, 2.0% for the Frontier Masters Series and Frontier Long/Short Commodity Series Classes 1a, 2a and 3a, 2.5% for the Campbell/Graham/Tiverton Series and Winton/Graham Series, 2.0% for the Winton Series, Currency Series, Long Only Commodity Series and Managed Futures Index Series, and 3.5% for the Frontier Long/Short Commodity Series Classes 1, 2, and 3. As of December 31, 2010, $1,132,950 is due from the Series for management fees and is included in due from affiliates on the consolidated statement of financial condition.

Trading fees: Each Series pays to the Company a monthly trading equal to a certain percentage of such Series’ assets, calculated on a daily basis. The annual rate of the trading fee is up to 0.75% for the Balanced Series, Campbell/Graham/Tiverton Series, Winton/Graham Series, Winton Series, Currency Series, Long Only Commodity Series, Managed Futures Index Series, and Long/Short Commodity Series Classes 1, 2, and 3. The annual rate of the trading fee is 2.25% for the Frontier Diversified Series, Frontier Dynamic Series, Frontier Masters Series, and Frontier Long/Short Commodity Series Classes 1a, 2a, and 3a. As of December 31, 2010, $710,353 is due from the Series trading fees and is included in due from affiliates on the consolidated statement of financial condition.

Incentive fees: In addition, each Series pays the Company an incentive fee equal to a certain percentage of new net trading profits generated by such Series, monthly or quarterly. Because the Balanced Series, Campbell/Graham/Tiverton Series, Winton/Graham Series, Frontier Diversified Series, Frontier Masters Series and Frontier Long/Short Commodity Series employ multiple trading advisors, these Series pay the Company a monthly incentive fee calculated on a trading advisor by trading advisor basis. The incentive fee is 25% for the Balanced Series and Frontier Diversified Series and 20% for the Winton Series, Currency, Campbell/Graham/Tiverton Series, Winton/Graham Series, Frontier Masters Series, Frontier Dynamic Series, and Frontier Long/Short Commodity Series (all classes). There is no incentive fee for the Long Only Commodity Series or Managed Futures Index Series. The Company pays all or a portion of such incentive fees to the trading advisor(s) for such Series. Incentive fees calculated upon the trading results of some of the trading advisors are based upon a quarterly accrual, whereby amounts accrued in the first two months of a quarter may be returned in the final month as a result of negative performance. As of December 31, 2010, $7,333,793 is due from the Series for incentive fees and is included in due from affiliates on the consolidated statement of financial condition.

Interest fees: Up to two percentage points (annualized) of aggregate return of interest income of Balanced Series Classes 1, 2, and 3, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, and Winton/Graham Series, from all sources, including assets held at futures commission merchants, is paid to the Company. Up to 20% of the aggregate interest of Balanced Series Classes 1a, 2a, and 3a, Long Only Commodity Series, Frontier Long/Short Commodity Series (all classes), Managed Futures Index Series, Frontier Diversified Series, Frontier Dynamic Series, and Frontier Masters Series is paid to the Company. As of December 31, 2010, $593,960 is due from the Series for interest fees and is included in due from affiliates on the consolidated statement of financial condition.

Service fees: With respect to Class 1 of each Series, the Series pays monthly to the Company a service fee at an annualized rate of up to 3.0%, which the Company pays to selling agents of the Trust. The initial service fee (for the first 12 months) relating to a sale of the Units is prepaid to the Company by each Series, and paid to the selling agents by the Company in the month following sale. The Company records the prepaid service fees received from the Series as deferred service fee revenue, and recognizes the revenue over the initial service fee period of twelve months. Since the Company is prepaying the initial service fee for the first year and is being reimbursed therefore by the Series monthly in arrears based upon a corresponding percentage of net asset value, it bears the risk and the upside potential of any difference between the amount of the initial service fee prepaid and the amount of the reimbursement

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

thereof as a result of variations in net asset value. With respect to Class 2 of each Series, the Series pays monthly to the Company a service fee at an annualized rate of up to 0.25%, which the Company pays to the selling agents of the Trust. With respect to Class 1 and 2 of each Series, the Series pays monthly to the Company a custodial and due diligence fee at an annualized rate of up to 0.12%, which the Company pays to the selling agent of the Trust. As of December 31, 2010, the following amounts are due from the Series for various service fees and are included in due from affiliates on the consolidated statement of financial condition.

Initial service fees	$70,262
Trailing service fees	707,836
Class 2 Broker Service Fees	26,532
Prepaid service fee adjustment	14,754

$819,384

Investment advisory fees: MHFLF pays the Company a monthly advisory at an annual rate of 1.70% of MHFLF’ average net assets. As of December 31, 2010, $295,985 is due from MHFLF for management fees and is included in due from affiliates on the consolidated statement of financial condition.

The Bornhoft Group Corporation, an affiliate of the Company, provides services to the Company in connection with the daily valuation and asset allocation of each Series and class of the Trust. For these services the Company pays The Bornhoft Group Corporation a fee of 0.25% (annualized) of the net asset value of the Trust, calculated daily. The Company also paid for certain expenses on behalf of The Bornhoft Group Corporation during 2010. As of December 31, 2010, a net amount of $26,964 is due from The Bornhoft Group Corporation and is included in due from affiliates on the consolidated statement of financial condition.

The Company pays to Solon Capital LLC, an affiliate, a monthly fee of 0.45% (annualized) of the net asset value of the Trust, calculated daily, for services in connection with product development and marketing services. As of December 31, 2010, amounts due to Solon Capital were $331,657 and are included in due to affiliate on the consolidated statement of financial condition.

The Trust, an affiliate of the Company, pays fees, as described above, to the Company for management and operations of the Trust, as Managing Owner. Additionally, the Trust pays fees to the Company due to third parties related to commodity trading advisor fees and broker/dealer fees that are disbursed by the Company. As of December 31, 2010, there were no amounts due to the Trust resulting from an advance of subsequent month fees.

Note 5.	Members’ Capital

Capital contributions among the three Classes (Note 1) shall be treated in accordance with the provisions of Section 3 “Capital Contribution Capital Accounts” of the Agreement. Distributions of capital and profits of the Company shall be treated in accordance with the provisions of Section 4 “Distributions: Allocation of Profits and Losses” of the Agreement, which provides priority of distribution of available cash as follows:

a.	“Class A Minimum Return Threshold” as defined in the Agreement.

b.	Return of Class B Member capital.

c.	Profits to Class B and C Members.

Class A Minimum Return Threshold is an amount equal to a simple, non-compounded return of twenty percent (20%) per calendar year (prorated for any partial calendar year) on the Class A Member’s Capital

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

Account Balance reduced by an amount equal to the distributions made to the Class A Member during such calendar year. The total Class A Minimum Return Threshold distributions that were accumulated and undeclared as of December 31, 2010 were $3,202,550.

Distributions of Capital or profits may only be made upon authorization by the management committee, which may only be granted under the Agreement after maintenance of funds necessary to meet regulatory requirements (the Company’s required 1% investment in the Trust (see Note 3) and minimum Total Members’ Capital), working capital requirements, and Reserves as defined in the Agreement.

A Put Option is provided in the Agreement for the Class A Member to cause the Company to purchase all or part of the Class A Membership Interest, subject to terms and conditions including the Company’s requirement of maintenance of necessary funds described above. As the date and amount are not fixed, the underlying shares that carry the Put Option are recorded as equity.

There was no additional capital contributions to any class during the year ended December 31, 2010.

The Company made distributions of $1,050,000 to Class A Members under the Class A Minimum Return Threshold provision during the year ended December 31, 2010.

Note 6.	Commitments and Contingencies

Building lease: On September 17, 2010, the Company entered into a Lease Agreement (Lease) for office space in Denver, Colorado. The commencement date of the Lease was November 1, 2010 and is set to expire on February 29, 2016, subject to adjustments per the agreement.

Future minimum payments under the Lease is as follows:

Year ending December 31:
2011	$206,295
2012	252,189
2013	257,752
2014	263,315
2015 and thereafter	313,846

Total	$1,293,397

Contingencies: The Company is involved in certain legal actions in the normal course of business. Management believes that the ultimate resolution with respect to these matters will not materially affect the financial position of the Company.

Indemnifications: During the ordinary course of business, the Company makes certain indemnities and commitments under which it may be required to make payments in relation to certain transactions. These indemnities include indemnities to customers in relation to the Company’s performance under contracts to the maximum extent permitted under the law. The Company has not recorded any liability for these indemnities and commitments in the accompanying balance sheet. The Company does, however, accrue for losses for any known contingent liability, including those that may arise from indemnification provisions, when future payment is probable.

Note 7.	Trading Activities and Related Risks

The Company, through its investments in the Trust, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, total return swaps and forward contracts (collectively, derivatives). These derivatives include both financial and non-financial contracts held as

Equinox Fund Management, LLC and Subsidiaries

Notes to Consolidated Statement of Financial Condition

part of a diversified trading strategy. The Company is exposed to both: market risk, the risk arising from changes in the market value of the derivatives, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts requires margin deposits with Futures Commission Merchants (FCMs). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

Certain series of the Trust enter into total return commodity swap contracts that require margin deposits with the counterparties of 10% to 100% of the notional trading level of such contracts. Additional deposits may be necessary for any loss on contract value. In the event of counterparty insolvency, it is possible that the recovered amount could be less than the total of cash and other property deposited, or none. Certan Series of the Trust seek to mitigate this risk by engaging in swap transactions with counterparties which the Company, as Managing Owner of the Trust, has determined to have substantial assets and international reputation.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Company is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. The Company is exposed to market risk equal to the notional trading value of the swap transactions in which it engages. As both a buyer and seller of options, the Company pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Company to potentially unlimited liability; for purchased options, the risk of loss is limited to the premiums paid.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that the counterparty will not be able to meet its obligations to the Company. The counterparty for futures and options on futures contracts traded in the United States on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

Note 8.	Net Capital Requirements

BGSC, is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital. Under the rule, BGSC is required to maintain “net capital” of 6 2/3 percent of “aggregate indebtedness” or $5,000, whichever is greater, as these terms are defined, and requires that the ratio of aggregate indebtedness to net capital, both as defined not to exceed 15 to 1. The rule also provides that equity capital may not be withdrawn if the resulting net capital ratio would exceed 10 to 1. As of December 31, 2010, BGSC had net capital of $58,270, which was $23,290 in excess of its required net capital of $34,980. BGSC’s ratio of aggregate indebtedness to net capital was 9.00 to 1.